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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                 August 18,1999


                         ENVIRO-CLEAN OF AMERICA, INC.

            (Exact name of registrant as specified in its charter)

Nevada                              0-26433                88-0350797

(State or other jurisdiction        (Commission            (IRS Employer
of incorporation)                   File Number)           Identification No.)

211 Park Avenue, Hicksville, NY                            11801
 (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code

516-931-4455

(Former name or former address, if changed since last report.)


Item 2.  Acquisition or Disposition of Assets.

  (a)  Cleaning Ideas, Inc.
       -------------------

  On August 3, 1999, Enviro-Clean of America, Inc. (the "Company") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Cleaning Ideas, Inc. and its wholly subsidiary Sanivac,Inc., both of which were Texas corporations (collectively, "Cleaning Ideas"), and Cleaning Ideas Corp., a Nevada corporation and a wholly owned subsidiary of the Company formed specifically for the purposes of effecting the instant transaction with Cleaning Ideas ("CIC") (the Company and CIC are, unless specifically provided to the contrary, collectively referred to as the "Company"), and Charles Davis, Carolyn Davis and Randall K. Davis, as the only shareholders of Cleaning Ideas (the "Shareholders"). The Merger was consummated on August 19, 1999 with the
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transfer of the consideration referred to immediately below.

  Pursuant to the Merger Agreement, Cleaning Ideas and Sanivac were merged with and into CIC, so that upon consummation of the merger (the "Merger"), CIC is the surviving corporation to the Merger, CIC has succeeded to the business of Cleaning Ideas and remains a wholly owned subsidiary of the Company. In consideration of their agreement to the Merger, the Shareholders have received the following consideration from the Company: (i) assumption by the Company of $400,000 in aggregate debt owed from Cleaning Ideas to various creditors unrelated to the shareholders, which debt was paid by the Company at the Closing of the Merger (the "Closing"), (ii) $500,000 in cash, paid to the Shareholders at the Closing, (iii) 320,000 shares of the Company's Series D Cumulative Convertible Preferred Stock, a class of securities created by the Company specifically in connection with the Merger (the "Series D Shares") and (iv) a secured promissory note payable to Charles Davis in the principal amount of $900,000, payable in eight equal quarterly principal payments of $112,500, bearing interest at a rate of 8.75% per annum and maturing two years from its date of issuance (the "Davis Note").

  The Series D Shares (i) were issued in denominations of $5.00 stated amount per share, (ii) pay annual dividends at the rate of 8.75%, (iii) are convertible into shares of the common stock, par value $.001 per share of the Company (the "Common Stock") at a conversion price of $5.00 per share and (iv) are redeemable on any quarterly dividend payment date at the option of the Company at a redemption price equal to the Stated Amount per share being redeemed, plus all accumulated but unpaid dividends in respect of such redeemed Series D Share.

  Repayment of the Davis Note is secured by a security interest in all accounts receivable, inventory, accounts or proceeds resulting from dispositions of accounts receivable and inventory of CIC (the "Non-Stock Collateral"), and all the capital stock of CIC (the "Stock Collateral"). Pursuant to a Pledge and Security Agreement dated as of August 1, 1999, in the event of a default in any payment on the Davis Note, and the expiration of any cure periods under the Davis Note, Charles Davis and Randall Davis may (i) execute upon the Non-Stock Collateral and/or (ii) elect to repurchase CIC by cancelling the Davis Note (thereby forgiving the balance of the unpaid principal and interest of the Davis
Note) and delivering to the Company the balance of Series D Shares and shares of the Company's Common Stock received upon conversion of Series D Shares still held by Charles Davis and Randall Davis. If Charles Davis and Randall Davis elect the second option, the effect would be that all amounts paid by the Company to the Shareholders, including the $400,000 paid in respect of assumed debt, the $500,000 paid in cash, any amounts of principal and interest paid in respect of the Note and any Series D Shares or shares of Common Stock received upon conversion of Series D Shares that have been sold by the Shareholders would be forfeited and CIC would revert to Charles Davis and Randall Davis.

  The Company also entered into a Registration Rights Agreement with Charles Davis and Randall K. Davis, under which the Company agreed to file a registration statement with the Securities and Exchange Commission the ("Commission"), registering the shares of Common Stock into which the Series D Shares are convertible (the "Underlying Shares") under the Securities Act of 1933, as amended (the "Securities Act") under certain circumstances. Under the Registration Rights Agreement, the Company is obligated, for so long as Charles Davis or Randall Davis own any Series D Shares or any Underlying Shares, to include the Underlying Shares in any registration statement
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filed by the Company in respect of shares owned by or issuable to any other holders of the Company's securities. In addition, if the Company has not included the Underlying Shares in a registration statement filed with the Commission on the date that is one year from the Closing Date, Charles Davis and Randall K. Davis have the right to demand that the Company file a registration statement registering the Underlying Shares. This demand registration right may only be exercised once. The Company will be obligated to file such a registration statement unless the Company, receives an opinion of counsel to the effect that Charles Davis and Randall Davis may, at that time, sell their Underlying Shares under Rule 144 promulgated by the Commission under the Securities Act.

  Pursuant to the Merger Agreement, CIC entered into employment agreements with Randall Davis, as President, and Charles Davis, as Chief Operating Officer, each for a period of five years beginning as of August 1, 1999 and ending August 1, 2004. Under his employment agreement, Randall Davis is to be paid a base salary of $50,000 (in addition to his compensation as Vice President of the Company), with potential bonuses at the discretion of the board of directors of CIC. His contract provides that if Mr. Davis's employment is terminated by CIC for cause (as defined in the agreement), he is not entitled to any severance compensation. In the event of termination without cause, Mr. Davis would be entitled to severance compensation in an amount ranging from six weeks' pay to twelve months' pay, depending on his length of service prior to the termination. Charles Davis's agreement is identical to Randall Davis's agreement, except that Charles Davis's annual compensation is $15,000.

  (b)  Superior Chemical & Supply, Inc.
       -------------------------------

  On August 13th, 1999 the Company entered into a definitive Stock Purchase Agreement (the "Purchase Agreement") with Superior Chemical & Supply, Inc., a Kentucky corporation ("Superior"), SCS Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of the Company formed specifically for the purposes of effecting the instant transaction with Superior ("SCS") (the Company and SCS are, unless specifically provided to the contrary, collectively referred to as the "Company"), and Stephen C. Haynes, as the sole shareholder of Superior (the "Shareholder"). The closing of the Superior acquisition was consummated on August 19th, 1999 with the transfer of the consideration referred to immediately below.

  Pursuant to the Purchase Agreement, the Shareholder conveyed all the issued and outstanding capital stock of Superior to SCS which has succeeded to the business of Superior and remains a wholly owned subsidiary of the Company. In consideration of their agreement to the acquisition transaction, the Shareholder received at Closing: (i) $400,000 in cash and (ii) a secured promissory note payable to the Shareholder in the principal amount of $1,200,000, payable in twelve equal quarterly principal payments of $100,000, bearing interest at a rate of 8% per annum and maturing on August 13, 2002 (the "Haynes Note"). In addition, the Company has issued 50,000 shares of its Common Stock into escrow for the benefit of the Shareholder. If SCS meets certain performance goals, measured by its pre-tax earnings, the Company is obligated to deliver to Mr. Haynes a maximum of 10,000 shares of Common Stock per year over a five-year period ending on the fifth anniversary of the Closing Date.
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  Repayment of the Haynes Note is secured by a security interest in all accounts receivable, inventory, accounts or proceeds resulting from dispositions of accounts receivable and inventory of SCS (the "Collateral"). Pursuant to a Pledge and Security Agreement dated as of August 1, 1999, in the event of a default in any payment on the Haynes Note, and the expiration of any cure periods under the Haynes Note, Mr. Haynes may execute upon the Collateral.

  Pursuant to the Merger Agreement, SCS entered into an employment agreement with Stephen Haynes as President of Superior for a period of five years beginning as of August 13, 1999 and ending August 13, 2004. Under his employment agreement, Mr. Haynes is to be paid an annual salary of $40,000. His contract provides that if Mr. Haynes's employment is terminated by Superior for cause (as defined in the agreement), he is not entitled to any severance compensation. In the event of termination without cause, Mr. Haynes would be entitled to severance compensation in an amount ranging from six weeks' pay to twelve months' pay, depending on his length of service prior to the termination.

Item 7.  Financial Statements and Exhibits.

  (a)  Financial Statements.

     At the present time, the Company is not in possession of audited financial information of Cleaning Ideas or Superior. The Merger Agreement for Cleaning Ideas and the Purchase Agreement for Superior each provide that the respective companies must provide audited financial information to the Company no later than thirty days from the respective Closing Dates. The Company will file an amendment to this Current Report on Form 8-K within sixty days from the date hereof including the financial statement information required by this Item.

  (b)  Exhibits

Exhibit                       Description
Number

2(i) Agreement and Plan of Merger among Enviro-Clean of America, Inc., Cleaning Ideas, Inc., Cleaning Ideas Corp., Charles Davis, Carolyn Davis and Randall Davis dated as of August 1, 1999

2(ii)     Pledge and Security Agreement

2(iii) Stock Purchase Agreement among Enviro-Clean of America, Inc., SCS Acquisition Corp., Superior Chemical & Supply, Inc. and Stephen Haynes dated as of August 1, 1999

2(iv)     Security Agreement

2(v)      Employment Agreement with Charles Davis

2(vi)     Employment Agreement with Randall Davis

2(vii)    Employment Agreement with Stephen Haynes
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4 (i)     Certificate of Designation for the Company's Series D Preferred Shares

4 (ii) Registration Rights Agreement among the Company, Charles Davis and Randall Davis
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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRO-CLEAN OF AMERICA, INC.
(Registrant)


By: /s/ Richard Kandel
       President and CEO

Date:  September 1, 1999